SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
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Filed by a Party other than the Registrants	[ ]

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[ ]	Preliminary Proxy Statement

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[ ]	Definitive Proxy Statement

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[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Delaware Investments Dividend and Income Fund, Inc.
Delaware Enhanced Global Dividend and Income Fund
(Name of Registrants as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrants)

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Dear Shareholder,

We need your help so please vote now! The Board of Delaware Investments Dividend and Income Fund, Inc. and Delaware Enhanced Global Dividend and Income Fund needs to hear from shareholders regarding the upcoming shareholder meeting, and the deadline is quickly approaching.

Every vote is important and helps the Funds reach the vote requirement for the meeting which is scheduled for Friday, September 18, 2020. The Board is recommending a vote in favor of the proposals, which are described in detail in the attached proxy statement.

We would be happy to assist by answering any questions about the proposals and by recording a vote over the phone. Voting by phone is a quick way to participate and helps the Funds avoid an adjournment.

Please call toll-free 1-866-963-6135 and provide reference number <<GS Number>>. We are available from 9:00am until 11:00pm Eastern Time weekdays and from Noon to 6:00pm Eastern Time on Saturday.

Thank you for your time and attention to this matter. We look forward to your call.

Best regards,

Supervisor
<<GS Number>>
Computershare
1-866-963-6135
211 Quality Circle, Ste. 210
College Station, TX 77845
www.cfs.computershare.com